Exhibit 2

From: Rick Clemmer

To: NXP Employees

Subject: Qualcomm acquisition of NXP

Today, we announced that NXP has agreed to be acquired by Qualcomm in a transaction with an enterprise value of $47 billion. The combination is based on compelling strategic logic that brings together two highly successful and complementary industry leaders creating the semiconductor industry powerhouse to focus on secure connections for the smarter world. The combined company would have annual revenues of more than $30 billion.

As the transaction is subject to regulatory approvals and other closing conditions, the acquisition will likely not close until the end of calendar 2017. For now, and until the close of the transaction, it will be business as usual, and all of us need to stay focused on our current responsibilities, and remain committed to meeting and surpassing the expectations of our customers. It is critical that we maintain the strong momentum we have worked so hard to establish as a team.

Let me offer some context on why we are so excited by what this transaction means for NXP. As we all know, over the last several years we have collectively worked hard to successfully transform NXP into the company it is today. Thanks to you, NXP is a stronger and significantly more competitive company than ever before in its history. At the same time, the semiconductor industry is undergoing continued and rapid change where the marketplace increasingly rewards those who possess the most complete solutions portfolio, scale, size, and global reach.

The highly complementary nature of our world-class technologies, products and channels and our shared cultures of innovation makes us ideal partners. As a result of combining NXP with Qualcomm, we will have all the elements in place to achieve our vision of secure connections for the smarter world, combining advanced computing and connectivity with security and high performance mixed-signal electronics including microcontrollers and application processors. Jointly, we will be able to provide industry leading and more complete solutions which in turn will allow us to further enhance our leadership positions, and expand our already strong partnerships with our broad customer base in our key verticals of automotive, consumer & industrial IoT and device level security.

The combination also reinforces our automotive number one leadership position by adding leadership positions in telematics, connectivity and high-end processing & artificial intelligence to our portfolio, enabling end-to-end solutions for ADAS and ultimately autonomous vehicles. Qualcomm’s advances in 5G are driving the next disruptive trend in the industry. 5G will enable new use cases and business models for NXP’s products and solutions, creating opportunities from end-nodes to infrastructure across the broadest range of product categories & applications.

The complementary products and technologies from both companies will allow us to provide more complete and innovative system solutions for our customer base. Based on all of your hard work over the past few years, we enter this transaction from a position of strength and momentum.

This combination will provide NXP employees with new and exciting opportunities. Over the next several months, an integration team comprised of Qualcomm and NXP executives will carefully analyze the operations of our two companies to ensure that we are best structured to succeed in the marketplace. And, while we are very early in the process, we expect the vast majority of NXP’s team will have the opportunity to be integrated into the new company. We are aware that a number of our team members are still working on the NXP-Freescale merger integration process and it is important to continue these activities to build a solid foundation for the combination with Qualcomm.

In closing, let me emphasize that we have reached this exciting milestone for our business as a result of your hard work and dedication, and our combined company will win by continuing to leverage your tremendous talents and contributions. Thank you for all of your hard work, and we look forward to a bright future for our company, employees, customers, shareholders and partners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, PARTNERS AND CUSTOMERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED IN CIRCUMSTANCES THAT REQUIRE THE COMPANY TO PAY TERMINATION COMPENSATION; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF LOCAL AND NATIONAL ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN OUR OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS AT THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT OUR EXPECTATIONS AND PROJECTIONS CAN BE FOUND IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND IN ITS REPORTS ON FORM 6-K. OUR SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV, ON OUR WEBSITE AT WWW.NXP.COM/INVESTOR.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING COMMON SHARES OF NXP SEMICONDUCTORS N.V. (THE “COMPANY”) HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY COMMON SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. INTEND TO FILE WITH THE SEC. IF THE TENDER OFFER IS COMMENCED, QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THEREAFTER THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.NXP.COM/INVESTOR. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.